As filed with the Securities and Exchange Commission on  May 1, 2008

Registration No. 333-

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROGEN CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	22-2845714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut 06405
(203) 488-8201
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 Stephen Davis
Chief Executive Officer
Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut  06405
(203) 488-8201
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
B. Shayne Kennedy, Esq.
Wesley C. Holmes, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
(714) 540-1235

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Larger accelerated filer  ☐                                                                                                           Accelerated Filer ☑

Non-accelerated filer ☐                                                                                                Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.025 par value per share	14,285,757	(1)	$1.085	$15,500,046.35	$609.15
Common Stock, $0.025 par value per share, upon the exchange of preferred stock	25,516,686	(2)	$1.085	$27,685,604.31	$1,088.04
Common Stock, $0.025 par value per share, upon the exercise of warrants	12,758,343	(3)	$1.085	$13,842,802.16	$544.02
Total	52,560,786		$1.085	$57,028,452.81	$2,241.22

(1)
Represents the number of shares of common stock of Neurogen Corporation purchased by certain of the selling stockholders named herein on March 19, 2004. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)
Represents the maximum number of shares of common stock that Neurogen Corporation expects could be issuable upon exchange of the preferred stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time upon exchange of the preferred stock as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock and, therefore, no registration fee is required pursuant to Rule 457(i).

(3)
Represents the maximum number of shares of common stock that Neurogen Corporation expects could be issuable upon exercise of the warrants. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time upon exercise of the warrants as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock and, therefore, no registration fee is required pursuant to Rule 457(i).

(4)
Estimated based upon the average of the high and low reported sales prices of Neurogen Corporation’s common stock as reported on the Nasdaq Global Market on April 30, 2008, solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 1, 2008

PROSPECTUS

52,560,786 Shares of Common Stock
_______________

This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 52,560,786 shares of common stock, $0.025 par value, of Neurogen Corporation. Of this amount, 25,516,686 shares of common stock are issuable upon exchange of the 981,411 shares of Series A Exchangeable Preferred Stock sold by us on April 11, 2008, 12,758,343 shares of common stock are issuable upon exercise of warrants sold by us on April 11, 2008, and the remaining 14,285,757 shares of common stock were previously purchased by, and issued to, certain of the selling stockholders and their affiliates in a private placement by Neurogen Corporation on March 19, 2004. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders. We will, however, receive proceeds from any warrants exercised for cash.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 8 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is quoted on the Nasdaq Global Market under the symbol “NRGN.” On April 30, 2008, the closing price of a share of our common stock on the Nasdaq Global Market was $0.98 per share.
_______________

You should consider the risks that we have described in the section entitled “Risk Factors” on page 1 before investing in our common stock.
_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________

The date of this prospectus is                       , 2008.

_______________

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

References to “Neurogen,” “we,” “our” or “us” in this prospectus mean Neurogen Corporation and its consolidated subsidiaries, unless the context suggests otherwise.

ABOUT NEUROGEN

We are a drug development company focused on new small molecule drugs designed to improve the lives of patients suffering from disorders with significant unmet medical needs, including current programs in insomnia, Parkinson’s disease, Restless Legs Syndrome, pain and anxiety. We conduct our research and development independently and, when advantageous, collaborate with leading pharmaceutical companies during the drug research and development process to obtain additional resources and to access complementary expertise. For example, we currently have a collaboration with Merck Sharp & Dohme Limited, a subsidiary of Merck & Co., Inc. to develop compounds for cough, pain and other disorders.  In this collaboration our partner, Merck, is responsible for funding all drug development activities.   Previously, Neurogen dedicated a significant amount of its resources to operating a drug discovery platform designed to efficiently advance drug candidates into human testing and development.  We currently have four unpartnered programs in development and have recently restructured the company to focus our resources solely on our insomnia, Parkinson’s disease, restless legs syndrome and anxiety development programs.

We were incorporated under the laws of the State of Delaware in 1987 and commenced operations in July 1988.  Our principal executive offices and research and development facilities are located at 35 Northeast Industrial Road, Branford, Connecticut, 06405.  Our telephone number is (203) 488-8201.  We maintain a website at www.neurogen.com.   Information contained on our website is not incorporated by reference into this prospectus, and should not be considered to be part of this prospectus.

RISK FACTORS

You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before investing in our common stock.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.  Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts.  When used in this prospectus, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “should,” “may,” “will” and similar expressions are generally intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Our actual results may differ materially from those expressed or forecasted in any forward-looking statements.

We caution you to not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof.  You should carefully read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference in those documents, particularly, the section entitled “Risk

Factors,” before making an investment decision. Important factors that may cause results to differ from expectations include, for example:

•	risks inherent in research, development, testing, regulatory approval, production and marketing of any of our drug candidates;

•	competitive factors;

•	risks deriving from in-licensing of drug candidates, acquisitions or business combinations;

•
our dependence on our current or future corporate partners with respect to research and development funding, preclinical evaluation of drug candidates, human clinical trials of drug candidates, regulatory filings and manufacturing and marketing expertise;

•	risks deriving from collaborations, alliances, in-licensing or other transactions;

•	the risk that actual research and development costs and associated general and administrative costs may exceed budgeted amounts;

•	the risk that drug targets pursued by us may prove to be invalid after substantial investment by us;

•	inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of our business;

•	uncertainty regarding our patents and trade secrets and confidentiality agreements with collaborators, employees, consultants or vendors;

•	dependence upon third parties for the manufacture of our potential products and our inexperience in manufacturing if we establish internal manufacturing capabilities;

•	dependence on third parties to market potential products and our lack of sales and marketing capabilities;

•	unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of our products;

•	inability to attract or retain scientific, management and other personnel;

•	risks associated with the fact that a majority of our common stock is held by a limited number of stockholders; and

•	risks associated with our recent operational restructuring.

USE OF PROCEEDS

           We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.

    A portion of the shares of our common stock covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. The exercise price of the warrants issued to the selling stockholders is $2.30 per share. Upon any exercise for cash of the warrants, the selling stockholders will pay us the exercise price of the warrants. The warrants are also exercisable on a cashless basis. We will not receive any cash payment from the selling stockholders upon any exercise of the warrants on a cashless basis. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable. To the extent we receive proceeds from the cash exercise of the warrants, we intend to use the proceeds for the development of existing product candidates and other general corporate purposes.

SELLING STOCKHOLDERS

Sale of Series A Exchange Preferred Stock and Warrants

On April 7, 2008, we entered into a Securities Purchase Agreement with the selling stockholders, pursuant to which we sold an aggregate of 981,411 shares of our Series A Exchangeable Preferred Stock, par value $0.025 per share, or the Series A Preferred Stock, and warrants exercisable to acquire a number of shares of our common stock equal to 50% of the number of shares of common stock into which the Series A Preferred Stock may be exchanged, or the Warrants.  The sale was completed by way of a private placement transaction pursuant to Regulation D of the Securities Act. This prospectus covers, in part, the sale or other disposition by the selling stockholders or their transferees of up to the total number of shares of common stock which may be issuable to those selling stockholders upon exchange of the Series A Preferred Stock or upon the exercise of the Warrants.

Each share of Series A Preferred Stock is initially exchangeable into twenty-six shares of our of common stock upon the later to occur of (i) the approval by the holders of our common stock of the exchange of the Series A Preferred Stock into shares of our common stock, or the Stockholder Approval, and (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If the Stockholder Approval for the exchange of the Series A Preferred Stock is not obtained on or prior to April 11, 2009, the selling stockholders will have no obligation to, and we will not have the option to, exchange the Series A Preferred Stock for shares of our common stock, in which case the Series A Preferred Stock will remain outstanding pursuant to its terms. Pursuant to the Securities Purchase Agreement, we have agreed to hold a meeting of our stockholders to seek the Stockholder Approval on or prior to the 120th day following the closing of the sale of the Series A Preferred Stock and the Warrants on April 11, 2008.

The Warrants issued to the selling stockholders become exercisable on the earlier of (i) the date we hold the meeting for the Stockholder Approval to approve the exchange of the Series A Preferred Stock, among other corporate actions, and (ii) one year from the date of issuance of the Warrants.  The Warrants have an exercise price of $2.30 per share and will expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.

Previous Sale of Common Stock to Selling Stockholders

On March 19, 2004, we entered into a Securities Purchase Agreement with the several investors named therein, pursuant to which we sold an aggregate of $100 million of shares of our common stock for $7.00 per share. The sale was completed by way of a private placement transaction pursuant to Regulation D of the Securities Act. This prospectus covers the sale or other disposition by certain of the selling stockholders, identified in the table below, who were participants in the March 2004 sale, or their transferees, of up to the total number of shares of common stock which they purchased in that offering.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock which may be issued upon exchange of the Series A Preferred Stock or exercise of the Warrants, and the shares of common stock sold to certain of the selling stockholders in the March 2004 private placement.  When we refer to the selling stockholders in this prospectus, we are referring to each of the purchasers under the Securities Purchase Agreement dated April 7, 2008 and certain of the purchasers in the March 19, 2004 private placement, as identified in the table below.

We are registering for resale (i) the shares of our common stock purchased by certain of the selling stockholders on March 19, 2004, (ii) the shares of our common stock into which such selling stockholders’ shares of Series A Preferred Stock may be exchanged and (iii) the shares of our common stock into which such holders’ Warrants may be converted.  In addition, in connection therewith, we have agreed to pay all expenses related to the filing of the registration statement.

The following table sets forth the name of each selling stockholder, the number of shares beneficially owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus by each selling stockholder and the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock that a selling stockholder may offer under this prospectus, and assumes the exchange of all shares of Series A Preferred Stock and the cash exercise of all the Warrants held by such selling stockholder. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

Based on the information provided to us, (i) each of the selling stockholders purchased the shares of our common stock, Series A Preferred Stock and Warrants, as applicable, for investment for its own account and not for resale or with a view towards distribution thereof and (ii) at the time of the purchase of the shares of our common stock, Series A Preferred Stock and the Warrants, as applicable, none of the selling stockholders had agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock, Series A Preferred Stock, the Warrants or any shares of common stock acquired upon exchange or conversion of the Series A Preferred Stock or Warrants.

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the private placement transaction. The percentages of shares beneficially owned after the offering are based on 42,162,296 shares of our common stock outstanding as of April 29, 2008, including the shares of common stock covered hereby.
	Shares of Common Stock Beneficially Owned Prior to April 7, 2008	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered			Shares Beneficially Owned After Offering
Name of Beneficial Owner			Shares of Common Stock Owned Prior to April 7, 2008	Exchange Shares(2)	Warrant Shares(3)	Number	Percent (%)
Warburg Pincus Private Equity VIII, L.P.(4)**	8,571,429	16,071,402	8,571,429	4,999,982	2,499,991	0	*
Tang Capital Partners, LP	0	4,999,995	0	3,333,330	1,666,665	0	*
Baker Tisch Investments, L.P.**	210,556	398,224	203,935	125,112	62,556	6,621	*
Baker Bros. Investments, L.P.**	230,162	435,302	170,762	136,760	68,380	59,400	*
Baker Bros. Investments II, L.P.**	203,190	384,306	110,992	120,744	60,372	92,198	*
Baker Biotech Fund I, L.P. **	2,195,509	4,152,334	1,915,924	1,304,550	652,275	279,585	*
Baker Brothers Life Sciences, L.P.**	2,307,661	4,364,404	2,241,286	1,371,162	685,581	66,375	*
Caduceus Capital Master Fund Limited	747,000	1,947,030	0	800,020	400,010	747,000	1.7
Caduceus Capital II, LP	474,000	1,824,024	0	900,016	450,008	474,000	1.1
UBS Eucalyptus Fund, LLC	497,000	1,171,973	0	449,982	224,991	497,000	1.1
PW Eucalyptus Fund, LLC	61,000	135,997	0	49,998	24,999	61,000	*
Summer Street Life Sciences Hedge Fund Investors LLC	192,000	641,982	0	299,988	149,994	192,000	*
Domain Public Equity Partners, L.P.	139,520	3,889,526	0	2,500,004	1,250,002	139,520	*
Four-Fourteen Partners, LLC**(5)	4,112,532	7,862,538	1,071,429	2,500,004	1,250,002	3,041,100	7.2
Special Situations Life Sciences Fund, LP	0	609,375	0	406,250	203,125	0	*
Special Situations Life Sciences Fund III QP, LP	0	3,140,631	0	2,093,754	1,046,877	0	*
Zeke, LP	0	2,500,017	0	1,666,678	833,339	0	*
Perceptive Life Sciences Master Fund, Ltd.	0	1,500,018	0	1,000,012	500,006	0	*
PGE Partner Fund, LP	0	450,021	0	300,014	150,007	0	*
PGE Venture Fund, LLC	0	125,034	0	83,356	41,678	0	*
PGE Partner Fund II, LP	0	299,988	0	199,992	99,996	0	*
Cascade Capital Partners, L.P.	0	624,975	0	416,650	208,325	0	*
John Simon	152,258	572,228	0	249,990	124,995	152,258	*
Clarion Capital Corporation	0	312,507	0	208,338	104,169	0	*
______
*	Less than 1%
**	Purchaser in the March 19, 2004 private placement.
(1)
“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of April 29, 2008.

(2)	Assumes the exchange of all Series A Preferred Stock offered in this prospectus held by each of the sellingstockholders for shares of Neurogen Corporation’s common stock.
(3)	Assumes the exercise for cash of all warrants to purchase common stock offered in this prospectus held byeach of the selling stockholders.
(4)
Based upon a statement on Schedule 13D/A filed on April 14, 2008, Warburg Pincus Private Equity VIII, L.P. (“WP VIII”) is the direct record owner of 8,571,429 shares of common stock, 192,307 shares of Series A Preferred Stock and a Warrant.  The sole general partner of WP VIII is Warburg Pincus Partners, LLC, a New York limited liability company (“WPP LLC”).  Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC.  Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP VIII.  Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC.  By reason of the provisions of Rule 16a-1 of the Exchange Act, WP, WP LLC, WPP LLC, Mr. Kaye and Mr. Landy may be deemed to be the beneficial owners of any securities that may be deemed to be beneficially owned by WP VIII.  Each of WP, WP LLC, WPP LLC, Mr. Kaye and Mr. Landy all disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(5)
Based upon a statement on Schedule 13G filed on February 13, 2007 by Andrew H. Tisch, Daniel R. Tisch, James S. Tisch, Thomas J. Tisch and Joan H. Tisch.  Because of certain business and family relationships among the reporting persons, the statement was filed by them as a group solely for informational purposes, and each of them disclaimed beneficial ownership of any shares owned by any other reporting person except to the extent that beneficial ownership was expressly reported therein.  According to the statement, each of Andrew H. Tisch, Daniel R. Tisch, James S. Tisch beneficially owned 947,108 shares; Thomas J. Tisch beneficially owned 1,247,108 shares, including 300,000 shares held by Four-Fourteen Partners LLC; and Joan H. Tisch beneficially owned 24,100 shares. Andrew H. Tisch 2004 Annuity Trust #1, Daniel R. Tisch 2004 Annuity Trust #1, James S. Tisch 2004 Annuity Trust #1 and Thomas J. Tisch Annuity Trust #1, which are entities affiliated with Four-Fourteen Partners LLC, are each offering 267,857 shares of common stock owned by them and purchased in the March 19, 2004 private offering.

    The table above assumes that each of the selling stockholders will sell all of its shares available for saleduring the effectiveness of the registration statement of which this prospectus is a part.  None of the selling stockholders is required to sell its shares.

Relationships between the Company and the Selling Stockholders

    The following directors of the Company were members or directors of the investors that purchased the Series A Preferred Stock and Warrants on April 7, 2008, pursuant to the Securities Purchase Agreement, and therefore were considered related parties: (i) Felix J. Baker, Ph.D., Managing Member, Baker Bros. Advisors, LLC; (ii) Julian C. Baker, Managing Member, Baker Bros. Advisors LLC; (iii) Stewart Hen, Managing Director, Warburg Pincus LLC; and (iv) Jonathan S. Leff, Managing Director, Warburg Pincus LLC.  Each of Baker Bros. Advisors LLC and Warburg Pincus LLC, and their affiliated entities, beneficially own greater than 5% of our common stock.  In addition, entities affiliated with the Tisch family members, who collectively beneficially own greater than 5% of our common stock, also participated in the April 7, 2008 sale transaction.  In addition, John Simon, Ph.D., a director of the Company, was an investor in that transaction.  Other than the relationships summarized herein, there were no other material relationships between the Company and each of the selling stockholders during the past three years.

PLAN OF DISTRIBUTION
    The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock issuable upon exchange of the Series A Preferred Stock or exercise of the Warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	the distribution of such shares to partners, members or security holders of the selling stockholders;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

    Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

    The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

    Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

    The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

    In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
    From time to time the selling stockholders may solicit offers to purchase securities directly from the public, designate agents to solicit offers to purchase securities from the public on their behalf, sell securities to one or more dealers acting as principals, or sell securities to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If the selling stockholders sell securities to an underwriter, we and the selling stockholders may execute an underwriting agreement with them at the time of sale. Any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters may be deemed to be underwriting commissions or discounts under the Securities Act.

    The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. We will, however, receive the proceeds from any Warrants exercised for cash.

    We are required to pay all fees and expenses incident to the registration of the Exchange Shares and Warrant Shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

    We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the date on which the shares of common stock subject to registration rights may be sold without any volume limitations pursuant to Rule 144 of the Securities Act.  Each selling stockholder may sell all, some or none of the shares offered by this prospectus.

LEGAL MATTERS

     Latham & Watkins LLP, Costa Mesa, California, will pass upon the validity of the securities being offered by this prospectus.

 EXPERTS

    The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern, as described in Note 1 to the consolidated financial statements), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC.  You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  You may also access filed documents at the SEC’s web site at www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

    We are incorporating by reference some information about us that we file with the SEC.  We are disclosing important information to you by referencing those filed documents.  Any information that we reference this way is considered part of this prospectus.  The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

    We incorporate by reference the following documents we have filed, or may file, with the SEC:

▪	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008;

▪	Our Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2007, filed with the SEC on April 4, 2008;

▪	Our Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2007, filed with the SEC on April 29, 2008;

▪
Our Current Reports on Form 8-K filed with the SEC on February 4, 2008, as amended on February 5, 2008,  February 6, 2008, as amended on February 19, 2008, February 8, 2008, February 15, 2008, April 11, 2008 and April 14, 2008; and

▪	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 21, 1990 as updated by Form 8-A/A filed with the SEC on March 5, 1990.

    We also specifically incorporate by reference any documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering by the selling stockholders.

    To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

    You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut  06405
(203) 488-8201

    Any statement contained in this prospectus or in a document incorporated by reference into, or deemed to be incorporated by reference into, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference into, or is deemed to be incorporated by reference into, this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated costs and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the common stock being registered pursuant to this registration statement. All amounts except the Securities and Exchange Commission registration fee and the NASDAQ listing fee are estimated:

SEC Registration Fee	$2,241
NASDAQ Listing Fee	$65,000
Legal Fees and Expenses	$61,170
Accounting Fees and Expenses	$3,000
Total	$131,411

Item 15. Indemnification of Directors and Officers.

Neurogen is a Delaware corporation. Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of corporations organized thereunder under certain conditions and subject to certain limitations.  Article EIGHTH of the Restated Certificate of Incorporation of Neurogen, as amended, provides that Neurogen shall, to the full extent permitted by Section 145, indemnify its directors and officers.

Neurogen’s Restated Certificate of Incorporation, as amended, pursuant to Section 102(b)(7) of the General Corporation Law of Delaware, contains provisions eliminating the personal liability of a director to Neurogen or its stockholders for money damages for breach of fiduciary duty as a director.  This provision in the Restated Certificate of Incorporation, as amended, does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of the law, for actions leading to improper personal benefits to the director, and for payment of dividends or stock repurchases or redemptions that are unlawful under Delaware law.  The provision does not affect a director’s responsibilities under any other law, such as the state or federal securities laws or state or federal environmental laws.

    As permitted by the General Corporation Law of Delaware, the directors and officers of Neurogen are covered by insurance against certain liabilities which might be incurred by them in such capacities and in certain cases against which they cannot be indemnified by Neurogen.

At present, there is no pending litigation or proceeding involving a director or officer of Neurogen as to which indemnification is being sought nor is Neurogen aware of any threatened litigation that may result in claims for indemnification by any officer, director, or employee of Neurogen.

Item 16. Exhibits.
EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION

3.1	Restated Certificate of Incorporation, as amended effective June 8, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2007).

3.2	By-Laws, as amended (incorporated by reference to Exhibit 3.6 to the Company's Form 10-K for the fiscal year ended December 31, 1993).

3.3
Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of Neurogen Corporation, filed April 10, 2008 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated April 7, 2008).

4.1
Registration Rights Agreement, between the Company and the certain investors named on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated April 7, 2008).

4.2	Form of Series A Exchangeable Preferred Stock Certificate

4.3	Form of Warrant Certificate

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Form S-3 dated May 29, 2007)

5.1*	Opinion of Latham & Watkins LLP

10.1
Securities Purchase Agreement between the Company and the purchasers listed on Exhibit A thereto, dated April 7, 2008 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated April 7, 2008).

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included in signature page hereto)

* To be filed by amendment

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Branford, State of Connecticut, on the 1st day of May, 2008.
Company Name

By:	/s/ Thomas A. Pitler
Thomas A. Pitler
Senior Vice President and Chief Business and Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.  Each person whose signature appears below hereby constitutes and appoints Thomas A. Pitler as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

Craig Saxton	Chairman of the Board and Director	May 1, 2008

/s/STEPHEN R. DAVIS
Stephen R. Davis	President and Chief Executive Officer (Principal Executive Officer) and Director	May 1, 2008

/s/ FELIX J. BAKER
Felix J. Baker	Director	May 1, 2008

/s/ JULIAN C. BAKER
Julian C. Baker	Director	May 1, 2008

/s/ ERAN BROSHY
Eran Broshy	Director	May 1, 2008

/s/ STEWART HEN
Stewart Hen	Director	May 1, 2008

/s/ /WILLIAM H. KOSTER
William H. Koster	Director	May 1, 2008

/s/ JOHN L. LAMATTINA
John L. LaMattina	Director	May 1, 2008

/s/ JONATHAN S. LEFF
Jonathan S. Leff	Director	May 1, 2008

John Simon	Director	May 1, 2008

/s/ THOMAS A. PITLER
Thomas A. Pitler	Senior Vice President and Chief Business and Financial Officer (Principal Accounting Officer)	May 1, 2008